UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2017

                 ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway, 34th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

This Current Report on Form 8-K/A updates information provided in a Current Report on Form 8-K filed by Alleghany Corporation (“Alleghany”) on May 1, 2017 (the “Original 8-K”). The Original 8-K reported the results of matters submitted to a vote at Alleghany’s Annual Meeting of Stockholders held on April 28, 2017 (the “Annual Meeting”), including a non-binding advisory vote on the frequency of future stockholder advisory votes on Alleghany executive compensation.

At its meeting on June 20, 2017, the Board of Directors (the “Board”) of Alleghany determined to hold future non-binding stockholder advisory votes on Alleghany executive compensation on an annual basis. Such Board determination is consistent with the recommendation of the Board and the preference of Alleghany stockholders, as represented by their votes at the Annual Meeting. The Board’s determination in this regard will remain in effect until the Board decides to hold the next stockholder advisory vote on the frequency of advisory stockholder votes on Alleghany’s executive compensation, which shall be no later than the Annual Meeting of Stockholders in 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: July 10, 2017	By:	/s/ John L. Sennott, Jr.
		Name:	John L. Sennott, Jr.
		Title:	Senior Vice President and chief financial officer

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